                                                         Free Writing Prospectus
                                                      Filed pursuant to Rule 433
                                          Registration Statement No.: 333-119328

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      THE DATE OF THIS FREE WRITING PROSPECTUS IS JANUARY 12, 2006.

        STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
        The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-119328) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
--------------------------------------------------------------------------------

                       64,000,000      326,000,000       92,000,000       94,000,000      1,143,176,000      245,597,000
End Date         A1               A2               A3               AAB              A4                 AM
      January-07                -      326,000,000       92,000,000       94,000,000      1,143,176,000      245,597,000
      January-08                -      276,150,000       92,000,000       94,000,000      1,143,176,000      245,597,000
      January-09                -      167,147,000       92,000,000       94,000,000      1,143,176,000      245,597,000
      January-10                -       63,808,000       92,000,000       94,000,000      1,143,176,000      245,597,000
      January-11                -                -                -                -      1,073,093,000      245,597,000
      January-12                -                -                -                -        952,981,000      245,597,000
      January-13                -                -                -                -        795,704,000      245,597,000

                      221,037,000       15,350,000     27,630,000      24,559,000      18,420,000     21,490,000
End Date         AJ                B                C              D               E               F
      January-07      221,037,000       15,350,000     27,630,000      24,559,000      18,420,000     21,490,000
      January-08      221,037,000       15,350,000     27,630,000      24,559,000      18,420,000     21,490,000
      January-09      221,037,000       15,350,000     27,630,000      24,559,000      18,420,000     21,490,000
      January-10      221,037,000       15,350,000     27,630,000      24,559,000      18,420,000     21,490,000
      January-11      221,037,000       15,350,000     27,630,000      24,559,000       4,779,000              -
      January-12      221,037,000       15,350,000     18,284,000               -               -
      January-13      219,000,000                -              -               -

                     21,489,000                 Total
End Date         G                              XCP Notional
      January-07     21,489,000                   2,250,748,000
      January-08     21,489,000                   2,200,898,000
      January-09     21,489,000                   2,091,895,000
      January-10      9,491,000                   1,976,558,000
      January-11                                  1,612,045,000
      January-12                                  1,453,249,000
      January-13                                  1,260,301,000

Distribution      Reference
Date              Rate
----------------------------------
        02/15/06          5.53057
        03/15/06          5.53068
        04/15/06          5.69957
        05/15/06          5.53064
        06/15/06          5.69962
        07/15/06          5.53070
        08/15/06          5.69968
        09/15/06          5.69971
        10/15/06          5.53078
        11/15/06          5.69977
        12/15/06          5.53083
        01/15/07          5.53086
        02/15/07          5.53088
        03/15/07          5.53106
        04/15/07          5.69991
        05/15/07          5.53096
        06/15/07          5.69997
        07/15/07          5.53101
        08/15/07          5.70003
        09/15/07          5.70005
        10/15/07          5.53109
        11/15/07          5.70011
        12/15/07          5.53114
        01/15/08          5.70016
        02/15/08          5.53118

        03/15/08          5.53125
        04/15/08          5.70025
        05/15/08          5.53122
        06/15/08          5.70031
        07/15/08          5.53126
        08/15/08          5.70037
        09/15/08          5.70039
        10/15/08          5.53130
        11/15/08          5.70045
        12/15/08          5.53134
        01/15/09          5.53136
        02/15/09          5.53138
        03/15/09          5.53162
        04/15/09          5.70062
        05/15/09          5.53144
        06/15/09          5.70068
        07/15/09          5.53148
        08/15/09          5.70075
        09/15/09          5.70078
        10/15/09          5.53153
        11/15/09          5.70085
        12/15/09          5.53157
        01/15/10          5.53159
        02/15/10          5.53160
        03/15/10          5.53189
        04/15/10          5.70098
        05/15/10          5.53163
        06/15/10          5.70102
        07/15/10          5.53165
        08/15/10          5.70107
        09/15/10          5.70109
        10/15/10          5.53539
        11/15/10          5.70544
        12/15/10          5.53806
        01/15/11          5.53802
        02/15/11          5.53711
        03/15/11          5.54026
        04/15/11          5.70408
        05/15/11          5.53696
        06/15/11          5.70400
        07/15/11          5.53686
        08/15/11          5.70392
        09/15/11          5.70316
        10/15/11          5.53604
        11/15/11          5.70308
        12/15/11          5.53594
        01/15/12          5.70299
        02/15/12          5.53583
        03/15/12          5.53592
        04/15/12          5.70287
        05/15/12          5.53567
        06/15/12          5.70278

        07/15/12          5.53556
        08/15/12          5.70270
        09/15/12          5.70192
        10/15/12          5.53555
        11/15/12          5.70266
        12/15/12          5.53833
        01/15/13          5.53827

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    THE DATE OF THIS FREE WRITING PROSPECTUS IS JANUARY 12, 2006.

        STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
        The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-119328) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
--------------------------------------------------------------------------------

CLASS         PROPERTY NAME                             CITY                 STATE     PROPERTY TYPE

A2            Windsor at Briarhill Apartments           Atlanta              GA        Multifamily
              Chapel Hills Mall                         Colorado Springs     CO        Retail
              Embassy Suites Battery Park City          New York             NY        Hotel
              Highwoods II Portfolio                    Various              Various   Office
              Intel Corporate Building                  Parsippany           NJ        Office
              Holiday Inn Express - Destin              Destin               FL        Hotel

A3            Holiday Inn-Solana Beach                  Solana Beach         CA        Hotel
              Club Quarters Midtown                     New York             NY        Hotel
              Club Quarters Washington, D.C.            Washington           DC        Hotel
              Williamsburg Manor                        Valparaiso           IN        Mobile Home ParN/A

CLASS       PROP TYPE SPECIFIC          CURRENT BALANCE       MATURITY

A2                                           23,040,000.00      9/11/2010
            Anchored                        121,595,466.83     10/11/2010
            Full Service                     84,500,000.00     12/11/2010
                                             71,000,000.00      1/11/2011
                                             23,960,022.00      1/11/2011
            Limited Service                   7,000,000.00      1/11/2011

A3          Full Service                      7,853,174.92      9/11/2012
            Full Service                     42,000,000.00     11/11/2012
            Full Service                     30,000,000.00     11/11/2012
                                              9,826,000.00     12/11/2012

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

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